Exhibit 99.1

Vapor Corp. Reports Improved First Quarter 2013 Results

Net Sales up 31.1% Year-Over-Year and Generates Operating Income

DANIA BEACH, Fla., May 15, 2013 — Vapor Corp. (OTCQB:VPCO; “Vapor” or the “Company”), a leading U.S. based electronic cigarette company whose brands include Krave®, Fifty-One®, VaporX®, Alternacig®, EZ Smoker®, Green Puffer®, Americig®, Fumare™, Hookah Stix™ and Smoke Star®, today announced its financial results for the first quarter ended March 31, 2013.

Financial Highlights for the first quarter ended March 31, 2013

Net sales were approximately $6.4 million, an increase of $1.5 million, or approximately 31.1% from the same quarter in the preceding year. The increase in sales is primarily attributable to sales to new and existing distributors, wholesale customers and increased direct to consumer sales.

Cost of goods sold rose 40.4% to $3.7 million as compared to the same quarter in the previous year, primarily resulting from increased sales volume as well as a change in product mix to higher distributor and wholesaler sales, which have lower gross margins than our direct sales to consumers.

Gross Margins decreased to 41.7% from 45.6% in the same quarter in the prior year as a result of the above factors.

Selling, general and administrative expenses for the three months ended March 31, 2013 increased to $1.6 million, up 7.4% from the same quarter in the prior year primarily due to increases in variable selling expenses attributable to the increase in sales.

Advertising expense decreased 12.5% to $0.9 million for the three months ended March 31, 2013 compared to the same period in 2012. During the three months ended March 31, 2013, we decreased our Internet advertising and print advertising campaigns, and increased our new television direct marketing campaign for our Alternacig® brand and continued various other advertising campaigns.

Operating income was $194,644 compared to operating losses of $258,358 for the same quarter in the prior year.

Interest expense for the three months ended March 31, 2013 and 2012 was $66,510 and $0 respectively. The increase was attributable to the senior convertible notes and the senior note issued by the Company during 2012 and the senior convertible note issued by the Company in January 2013.

Income tax expense (benefit) for the three months ended March 31, 2013 and 2012 was $4,590 and ($75,642), respectively.

Net income (loss) for the three months ended March 31, 2013 and 2012 was $123,544 and ($182,716), respectively, as a result of the items discussed above.

Kevin Frija, Chief Executive Officer of Vapor Corp, commented, “The first quarter of 2013 was marked by continued sales growth, a return to profitability and an increase in working capital. These financial results are very encouraging; especially as we embark on the continued expansion of our soft tip filters and Krave King Product line.”

Looking ahead, Mr. Frija stated, “Demand for our products remains strong and interest in our Krave King is expanding. We remain committed to investing in the long-term growth of the company and its brands as well as gaining greater brand awareness among the vaping community and investors. Quality, value and thoughtful innovation and improvements in product, such as our soft-tip filters, set us apart from the competition and allows us to get more products into the hands of more customers, and leads to more repeat customers.”

About Vapor Corp.

Vapor Corp., a publicly traded company, is a leading U.S. based electronic cigarette company, whose brands include Fifty-One®, Krave®, VaporX®, EZ Smoker®, Alternacig®, Green Puffer®, Americig®, Fumare™, Hookah Stix™ and Smoke Star®. We also design and develop private label brands for some of our distribution customers. “Electronic cigarettes” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Vapor’s electronic cigarettes and accessories are available online, through direct response to our television advertisements and through retail locations throughout the United States. For more information on Vapor Corp and its e-cigarette brands, please visit us at www.vapor-corp.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements concern Vapor’s operations, economic performance and financial condition and are based largely on Vapor’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Vapor to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors and risks, as well as other risks and uncertainties are stated in Vapor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in Vapor’s subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Vapor assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Investor Contact:

Howard Gostfrand

President

American Capital Ventures

305.918.7000

info@amcapventures.com

VAPOR CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$279,900	$176,409
Due from merchant credit card processor, net of reserve for chargebacks of $15,000 and $15,000, respectively	849,685	1,031,476
Accounts receivable, net of allowance of $70,000 and $61,000, respectively	987,281	748,580
Inventories	1,734,069	1,670,007
Prepaid expenses	523,969	465,860
Income tax receivable	43,225	47,815
Deferred tax asset, net	222,130	222,130

TOTAL CURRENT ASSETS	4,640,259	4,362,277
Property and equipment, net of accumulated depreciation of $19,557 and $16,595, respectively	30,285	25,190
Other assets	12,000	12,000

TOTAL ASSETS	$4,682,544	$4,399,467

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
CURRENT LIABILITIES:
Accounts payable	$3,237,164	$3,208,595
Accrued expenses	359,315	350,151
Senior convertible note payable, net of debt discount of $84,677 and $0, respectively	415,323	—
Current portion of senior convertible note payable to stockholder	152,778	—
Customer deposits	78,553	477,695

TOTAL CURRENT LIABILITIES	4,243,133	4,036,441

LONG-TERM DEBT:
Senior convertible notes payable to related parties, net of debt discount of $3,174 and $3,530, respectively	346,826	346,470
Senior convertible note payable to stockholder	347,222	—
Senior note payable to stockholder	—	500,000

TOTAL LONG-TERM DEBT	694,048	846,470

TOTAL LIABILITIES	4,937,181	4,882,911

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIENCY:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued	—	—
Common stock, $.001 par value, 250,000,000 shares authorized, 60,235,344 and 60,185,344 shares issued and outstanding, respectively	60,235	60,185
Additional paid-in capital	1,742,590	1,637,377
Accumulated deficit	(2,057,462)	(2,181,006)

TOTAL STOCKHOLDERS’ DEFICIENCY	(254,637)	(483,444)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$4,682,544	$4,399,467

VAPOR CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For The Three Months Ended March 31,
	2013	2012
SALES, NET	$6,360,749	$4,850,524
Cost of goods sold	3,708,806	2,640,700

GROSS PROFIT	2,651,943	2,209,824

EXPENSES:
Selling, general and administrative	1,606,098	1,494,913
Advertising	851,201	973,269

Total operating expenses	2,457,299	2,468,182

Operating income (loss)	194,644	(258,358)

Other expense:
Interest expense	66,510	—

Total other expense	66,510	—

INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)	128,134	(258,358)
Income tax expense (benefit)	4,590	(75,642)

NET INCOME (LOSS)	$123,544	$(182,716)

BASIC NET INCOME (LOSS) PER COMMON SHARE	$0.00	$(0.00)

DILUTED NET INCOME (LOSS) PER COMMON SHARE	$0.00	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC	60,194,233	60,185,344

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – DILUTED	61,353,339	60,185,344